Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as March 21, 2014, by and among Radnet Management, Inc., a California corporation (the “Issuer”), RadNet, Inc., a Delaware corporation (“Parent”), the Guarantors (as defined in the Indenture referred to herein), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer, Parent, the Guarantors, and the Trustee are parties to an Indenture, dated as of April 6, 2010 (as amended to the date hereof, the “Indenture”), providing for the issuance of 10 3/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, Rutherford Imaging LLC, a New Jersey limited liability company (“Rutherford”), is a Wholly-Owned Domestic Subsidiary (as defined in the Indenture) of the Issuer;

WHEREAS, the Indenture provides that a Wholly-Owned Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Wholly-Owned Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth in the Indenture (the “Note Guarantee”);

WHEREAS, pursuant to Section 9.02 of the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class may amend the Indenture;

WHEREAS, the Issuer has offered to purchase for cash all of the Notes (the “Offer to Purchase”) and has solicited consents (the “Consent Solicitation”) to certain amendments to the Indenture (the “Proposed Amendments”) pursuant to the Issuer’s Offer to Purchase and Consent Solicitation Statement dated March 7, 2014 (the “Offer”);

WHEREAS, the Issuer has obtained the written consent to the Proposed Amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the currently outstanding Notes (the “Requisite Consents”);

WHEREAS, pursuant to the Offer, the Holders who have delivered such written consents to the Proposed Amendments have waived any rights to withdraw such consents;

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the parties hereto, and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with; and

WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of the resolutions adopted by the pricing committee of the board of directors of the Issuer authorizing the execution of this Supplemental Indenture, (ii) confirmation from D.F. King & Co., Inc., as tender agent for the Solicitation, of the receipt from Holders of the Requisite Consents, and (iii) the Officers’ Certificate and the Opinion of Counsel described in Sections 9.06 and 12.05 of the Indenture.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parent, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Agreement to Guarantee. Rutherford hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             Amendments. This Supplemental Indenture hereby amends the Indenture as provided for below:

(a)                Section 4.03 (Reports) of the Indenture is hereby deleted in its entirety;

(b)               Section 4.07 (Restricted Payments) of the Indenture is hereby deleted in its entirety;

(c)                Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) of the Indenture is hereby deleted in its entirety;

(d)               Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) of the Indenture is hereby deleted in its entirety;

(e)                Section 4.10 (Asset Sales) of the Indenture is hereby deleted in its entirety;

(f)                Section 4.11 (Transactions with Affiliates) of the Indenture is hereby deleted in its entirety;

(g)               Section 4.12 (Liens) of the Indenture is hereby deleted in its entirety;

(h)               Section 4.13 (Offer to Repurchase Upon Change of Control) of the Indenture is hereby deleted in its entirety;

(i)                 Section 4.14 (Additional Note Guarantees) of the Indenture is hereby deleted in its entirety;

(j)                 Section 4.15 (Designation of Restricted and Unrestricted Subsidiaries) of the Indenture is hereby deleted in its entirety;

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(k)               Clause (a)(4) of Section 5.01 (Merger, Consolidation or Sale of Assets) of the Indenture is hereby deleted in its entirety;

(l)                 Clauses (3), (4), (6) and (7) of Section 6.01 (Events of Default) of the Indenture are hereby deleted in their entirety; “

(m)             Execution and delivery of the Letter of Transmittal without valid withdrawal thereof and acceptance of payment for the principal amount of Notes tendered in accordance with the terms of the Offer will constitute an express waiver by a Holder with respect to all claims against the Issuer arising under the Indenture or the Notes with respect to such Notes;

(n)               All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in sections or provisions deleted by this Supplemental Indenture are hereby deleted in their entirety;

(o)               Any and all references in the Indenture to the deleted sections or provisions referred to above are hereby deleted in their entirety; and

(p)               Any provision contained in the Notes that relates to any provision of the Indenture as amended hereby shall be deemed amended or deleted so that any such provision contained in the Notes conforms to and is consistent with such provision of the Indenture as amended hereby.

The foregoing amendments to the Indenture reflected in this Section 3 are effective as of the date hereof and shall become operative on the date (to the extent such date is after the date hereof) on which the Issuer shall have paid for all Notes validly tendered and not withdrawn by Holders who have delivered the Required Consents on or prior to the Consent Payment Deadline (as defined in the Offer), in accordance with the terms of the Offer.

4.             No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator of Parent, the Issuer or any Guarantor, as such, shall have any liability for any obligations of Parent, the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or the note documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.

5.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.             Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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8.             The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Parent, the Guarantors and the Issuer.

9.             This Supplemental Indenture is a Supplement to the Indenture. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. Subject to Sections 9.03 and 12.01 of the Indenture, in the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

10.            References to this Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.

11.            Effect of this Supplemental Indenture. The Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.

12.            Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.            Effectiveness. This Supplemental Indenture shall be effective and binding immediately upon its execution by the Issuer, the Guarantors and the Trustee.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Supplemental Indenture as of the date first set forth above.

ISSUER:

RADNET MANAGEMENT, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President

PARENT:

RADNET, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Executive Officer

GUARANTORS:

RADNET MANAGED IMAGING SERVICES, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President, Chief Financial Officer and Secretary

RADNET MANAGEMENT I, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

RADNET MANAGEMENT II, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

RADNET SUB, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

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FRI II, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

FRI, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

PACIFIC IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

ROLLING OAKS IMAGING CORPORATION

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

ROLLING OAKS RADIOLOGY, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

SOCAL MR SITE MANAGEMENT, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

VALLEY IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

ADVANCED IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

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ADVANCED NA, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

COMMUNITY IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

DELAWARE IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

DIAGNOSTIC IMAGING SERVICES, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: Vice President and Chief Financial Officer

IDE IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

IMAGE MEDICAL CORPORATION

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

MID ROCKLAND IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

RADIOLOGIX, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

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RADIOLOGY AND NUCLEAR MEDICINE IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

TREASURE COAST IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

RAVEN HOLDINGS U.S., INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Treasurer

AMERICAN RADIOLOGY SERVICES OF DELAWARE, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Treasurer

AMERICAN RADIOLOGY SERVICES LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Treasurer

HEALTHCARE RHODE ISLAND LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Treasurer

RADIOLOGY ALLIANCE DELIVERY SYSTEM, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Treasurer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

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QUESTAR IMAGING, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

QUESTAR VICTORVILLE, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

ADVANCED RADIOLOGY, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

EAST BERGEN IMAGING, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

HEALTH DIAGNOSTICS OF NEW JERSEY, LLC
By: NEW JERSEY IMAGING PARTNERS, INC., its sole member

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

NEW JERSEY IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

PROGRESSIVE MEDICAL IMAGING OF BLOOMFIELD, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

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PROGRESSIVE MEDICAL IMAGING OF HACKENSACK, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

PROGRESSIVE MEDICAL IMAGING OF UNION CITY, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

PROGRESSIVE X-RAY OF ENGLEWOOD, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

PROGRESSIVE X-RAY OF KEARNEY, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

RUTHERFORD IMAGING LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President

IMAGING ON CALL, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

ERAD, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Financial Officer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

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TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Georgina Thomas
Name: Georgina Thomas Title: Assistant Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

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